UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2006

New Century Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32314	56-2451736
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 440-7030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2006, the Board of Directors of New Century Financial Corporation, a Maryland corporation (the "Company"), adopted an amended version of the New Century Financial Corporation 2004 Performance Incentive Plan (the "Plan"). According to the results from the Company’s annual stockholders meeting held on May 10, 2006, the Company’s stockholders have approved the amended version of the Plan. The amended version of the Plan reflects amendments to the Plan (i) to increase the number of shares of the Company’s common stock available for award grants under the Plan by an additional 1,250,000 shares and (ii) to increase the limit on the number of shares of the Company’s common stock that may be subject to grants of "full-value awards" from 250,000 shares to 1,400,000 shares. "Full-value awards" include all awards other than (i) shares delivered in respect of compensation earned but deferred and (ii) shares delivered pursuant to stock option or stock appreciation right grants the per share exercise or base price, as applicable, of which is at least equal to the fair market value of a share of the Company’s common stock at the time of grant of the award.

The foregoing summary of the amended version of the Plan is qualified in its entirety by reference to the text of the amended version of the Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 New Century Financial Corporation 2004 Performance Incentive Plan, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Financial Corporation

May 11, 2006	By:	/s/ Robert K. Cole

Name: Robert K. Cole
Title: Chairman and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	New Century Financial Corporation 2004 Performance Incentive Plan, as amended.